UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2006

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:    (801) 566-1200

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 31, 2006, Utah Medical Products, Inc. modified its unsecured line-of-credit with U.S. Bank to extend the maturity date of the note by two years to May 31, 2008. All other terms of the note remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 6/2/2006	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

 EXHIBIT INDEX

Index Number	Description

10.1	Fourth Amendment to Loan Agreement, dated May 31, 2006 between Utah Medical Products, Inc. and U.S. Bank National Association